Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF "IRONCLAD ENCRYPTION CORPORATION", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF JANUARY, A.D. 2017, AT 4:05 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

AND I DO HEREBY FURTHER CERTIFY THAT THE CORPORATION HAS FILED ALL DOCUMENTS AND PAID ALL FEES REQUIRED, AND THEREUPON THE CORPORATION SHALL CEASE TO EXIST AS A CORPORATION OF THE STATE OF DELAWARE.

Jeffrey W. Bullock, Secretary of State

258921 0265C
SR# 20170501506

Authentication: 201948111
Date: 01-27-17

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:05 PM 01/27/2017
FILED 04:05 PM 01/27/2017
SR 20170501506 - File Number 258921

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A DELAWARE CORPORATION
TO A NON-DELAWARE ENTITY
PURSUANT SECTION 266 OF THE
GENERAL CORPORATION LAW

1.) The name of the Corporation is Ironclad Encryption Corporation.

(If changed, the name under which it's certificate of incorporation was originally filed was Butte Highlands Mining Company.)

2.) The date of filing of its original certificate of incorporation with the Secretary of State is May 3, 1929.

3.) The jurisdiction to which the corporation shall convert to is Nevada and the name under which the entity shall be known as is Ironclad Encryption Corporation.

4.) The conversion has been approved in accordance with this section;

5.) The corporation may be served with process in the State of Delaware in any action, suit or proceeding for enforcement of any obligation of the corporation arising while it was a corporation of the State of Delaware, and that it irrevocably appoints the Secretary of State as its agent to accept service of process in any such action, suit or proceeding.

6.) The address to which a copy of the process shall be mailed to by the Secretary of State is

777 S. Post Oak Lane, Suite 1700
Houston, TX 77056

In Witness Whereof, the undersigned have executed this Certificate of Conversion on this 26th day of January, A.D. 2017.

By: [signature]
Authorized Officer

Name: JD McGraw, President
Print or Type Name and Title